SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2003
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.
(as Depositor with respect to the issuance of Sequoia Mortgage
Trust 2003-6, Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-103634 (Commission File Number)	35-2170972 (I.R.S. Employer Identification No.)

One Belvedere Place, Suite 330

Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events
Item 7(c). Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

              On October 1, 2003, Sequoia Residential Funding, Inc. (the “Depositor”), HSBC Bank USA (“the Trustee”), and Wells Fargo Bank Minnesota, National Association (the “Master Servicer” and “Securities Administrator”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), pursuant to which the Sequoia Mortgage Trust 2003-6 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $658,962,100 were issued. In connection with the offering of Mortgage Pass-Through Certificates, RWT Holdings, Inc. (the “RWT”) and the Depositor entered into a Mortgage Loan Purchase and Sale Agreement dated October 1, 2003, pursuant to which RWT conveyed to the Depositor as of the closing on October 29, 2003, all of its interest in the Mortgage Loans. The Pooling and Servicing Agreement, with accompanying Exhibits, is annexed hereto as Exhibit 99.1. The Opinion as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-6 Mortgage Pass-Through Certificates is attached hereto as Exhibit 99.2.

Item 7(c). Exhibits

99.1	Pooling and Servicing Agreement dated October 1, 2003, by and among Sequoia Residential Funding, Inc., as Depositor, HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, N. A., as Master Servicer and Securities Administrator.

99.2	Opinion of Chapman and Cutler LLP, dated October 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-6 Mortgage Pass-Through Certificates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2003

SEQUOIA RESIDENTIAL FUNDING, INC.

By: /s/ Harold F. Zagunis
Harold F. Zagunis
Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Pooling and Servicing Agreement dated October 1, 2003, by and among Sequoia Residential Funding, Inc., as Depositor, HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, N. A., as Master Servicer and Securities Administrator.

99.2	Opinion of Chapman and Cutler LLP, dated October 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-6 Mortgage Pass-Through Certificates.